EXHIBIT 23(i)

CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the inclusion in this Amendment No. 2 to Form SB-2 “Registration Statement under the Securities Act of 1933” of our Report on Compilation of Pro Forma Consolidated Financial Statements for the year ended December 31, 2001 of R&J Warehouse Lending, LLC and Report on Reviews of Financial Statements for the periods ended March 31, 2002 and 2001 of RJ Lending, Inc.

/s/ BOBBITT PITTENGER & COMPANY, P.A.
Bobbitt Pittenger & Company, P.A.
Certified Public Accountants

July 18, 2002